UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2005

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01. Entry into a Material Definitive Agreement

On September 7, 2005, Red Robin Gourmet Burgers, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Dennis B. Mullen in connection with Mr. Mullen’s appointment as chairman of the board and chief executive officer of the Company. A copy of the Employment Agreement is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

The Employment Agreement provides that Mr. Mullen will receive an annual base salary at the rate of $625,000, which is subject to review by the board of directors in January 2006 and annually thereafter; provided that the annual base salary may not be reduced below $625,000. Mr. Mullen is also entitled to receive a one-time signing bonus of $120,000, and he is eligible to participate in the Company’s annual incentive compensation plan to the same extent as other senior executive employees of the Company. For 2005, Mr. Mullen is eligible to receive a bonus under the Company’s Annual Incentive Compensation (Bonus) Plan of between 45% and 135% of the amount of base salary actually paid to him in 2005 based on the level of the Company’s earnings before interest, taxes, depreciation and amortization (or EBITDA) relative to certain targets that have been set by the Company’s board of directors. Seventy-five percent (75%) of Mr. Mullen’s total bonus opportunity for fiscal 2005 will be based solely on the Company’s achievement of the specified EBITDA levels, and the remaining twenty-five percent (25%) of the total bonus opportunity will be payable in the sole discretion of the compensation committee of the board of directors based on such committee’s assessment of Mr. Mullen’s achievement of certain personal goals established by the committee.

Mr. Mullen is also entitled under the Employment Agreement to certain other benefits, including a $1,000 per month car allowance and the right to participate in all savings, retirement, medical, welfare and insurance plans and programs to the same extent as other senior executive employees of the Company. In addition, the Company has agreed to pay or reimburse Mr. Mullen for travel expenses he incurs commuting from Arizona to the Company’s headquarters in Denver, Colorado, and to provide Mr. Mullen with the use of a furnished apartment or other comparable housing in Denver. Mr. Mullen’s commuting expenses are subject to periodic review for reasonableness by the chairman of the compensation committee of the board of directors. Mr. Mullen may fly on charter or private aircraft to commute from Arizona to Denver, Colorado and otherwise for appropriate business use, subject in each case to his compliance with the Company’s expense reimbursement and non-commercial aircraft use policies.

As previously reported by the Company, Mr. Mullen also received an option to purchase 100,000 shares of the Company’s common stock at a price of $45.79 per share. The option was granted under the Company’s 2004 Performance Incentive Plan, and otherwise on the terms and conditions set forth in the award agreement between the Company and Mr. Mullen which was filed as an exhibit to the Company’s Current Report on Form 8-K (Event Date: August 25, 2005).

The term of the Employment Agreement continues through December 31, 2008; provided, however, that at anytime on or after February 28, 2007, either the Company or Mr. Mullen may, by delivery of written notice to the other party, elect to have the term of the Agreement expire on any date not less than six months from the date on which such notice is delivered. The term of the Employment Agreement is also subject to automatic renewal for a six-month period on December 31, 2008 and each six-month anniversary date thereafter unless one party or the other delivers written notice at least sixty (60) days prior to such date (or anniversary date, as the case may be) of their desire to terminate the Employment Agreement or modify its terms.

The Employment Agreement terminates automatically in the event of Mr. Mullen’s death or upon 30 days advance written notice from the Company in the event that he becomes disabled (within the meaning specified in the Employment Agreement). In the event Mr. Mullen’s employment terminates on account of his death or disability, Mr. Mullen (or his estate) is entitled to receive his base salary and accrued vacation pay through the date of termination and any compensation previously deferred by Mr. Mullen or due pursuant to any applicable welfare or benefit plans. He or his estate is also entitled to receive under such circumstances a pro rated share of any annual incentive bonus for which he would have otherwise been eligible, determined on the basis of the number of days during which he was employed by the Company during the applicable fiscal year.

The Company may terminate Mr. Mullen’s employment at anytime for “cause,” which is defined in the Employment Agreement to include, among other things, neglect in the performance of his duties, engaging in certain acts of misconduct (including a violation of the Company’s code of ethics or other policies) or failure to follow lawful directives from the board of directors. In the event Mr. Mullen’s employment is terminated for cause, he is entitled to receive his base salary and accrued vacation pay through the date of termination.

The Company may also terminate Mr. Mullen’s employment without cause with at least 30 days advance written notice. If, prior to the expiration of the stated term of the Employment Agreement, Mr. Mullen’s employment is terminated other than on account of his death or disability or other than for cause, then Mr. Mullen is entitled to receive his base salary and accrued vacation pay through the date of termination. In addition, conditioned upon delivering a general release to the Company, Mr. Mullen is also entitled to receive the following payments and benefits:

If such termination is effective before August 31, 2007:

•	continued payment for a period of six months following the effective date of termination of his base salary as in effect immediately prior to the date of termination;

•	payment of the greater of 50% or a pro rata share (determined on the basis of the number of days during which he was employed by the Company during the applicable fiscal year) of any annual incentive bonus for which he would otherwise have been eligible; and

•	payment or reimbursement of the cost of continuing coverage for Mr. Mullen and his spouse under the Company’s then existing medical, dental and prescription insurance plans for a period of six months following the effective date of termination.

If such termination becomes effective on or after August 31, 2007:

•	continued payment of his base salary then in effect for what would otherwise be the remainder of the then-existing contract term (as such term may be modified under the Employment Agreement);

•	payment of a pro rata share (determined on the basis of the number of days during which he was employed by the Company during the applicable fiscal year) of any annual incentive bonus for which he would otherwise be eligible; and

•	payment or reimbursement of the cost of continuing coverage for Mr. Mullen and his spouse under the Company’s then existing medical, dental and prescription insurance plans for what would otherwise be the remainder of the then-existing contract term (as such term may be modified under the Employment Agreement.

The Employment Agreement contains confidentiality, non-compete and non-interference covenants from Mr. Mullen.

The Company and Eric C. Houseman have entered into a non-qualified stock option agreement in conjunction with Mr. Houseman’s appointment as president and chief operating officer. Effective September 1, 2005, the Company awarded Mr. Houseman an option to purchase 15,000 shares of the Company’s common stock at a strike price of $46.22 per share, which was the price of the Company’s common stock as of the close of The NASDAQ National Market on such date. The option has a term of 10 years and vests as to 25% of the options granted on September 1, 2006, with the remaining 75% vesting ratably in substantially equal monthly installments over a three-year period beginning October 1, 2006. A copy of Mr. Houseman’s non-qualified stock option agreement is filed with this report as Exhibit 10.2 and is incorporated herein by reference.

In addition, the compensation committee of the Company’s board of directors approved a new base annual salary for Mr. Houseman of $250,000. Mr. Houseman will be eligible for an annual incentive bonus for each fiscal year of between 35% to 105% of his annual base salary, subject to the achievement of performance criteria established by the compensation committee.

The Company and Todd A. Brighton have entered into a non-qualified stock option agreement in conjunction with Mr. Brighton’s appointment as senior vice president and chief development officer. Effective September 1, 2005, the Company awarded Mr. Brighton an option to purchase 12,500 shares of the Company’s common stock at a strike price of $46.22 per share, which was the price of the Company’s common stock as of the close of The NASDAQ National Market on such date. The option has a term of 10 years, and vests as to 25% of the options granted on September 1, 2006, with the remaining 75% vesting ratably in substantially equal monthly installments over a three-year period beginning October 1, 2006. A copy of Mr. Brighton’s non-qualified stock option agreement is filed with this report as Exhibit 10.3 and is incorporated herein by reference.

In addition, the compensation committee of the Company’s board of directors has approved a new base annual salary for Mr. Brighton of $225,000. Mr. Brighton will be eligible for an annual incentive bonus for each fiscal year of between 35% to 105% of his annual base salary, subject to the achievement of performance criteria established by the compensation committee.

The Company and Michael E. Woods, the senior vice president of franchise development, have entered into a non-qualified stock option agreement. Effective September 1, 2005, the Company awarded Mr. Woods an option to purchase 10,000 shares of the Company’s common stock at a strike price of $46.22 per share, which was the price of the Company’s common stock as of the close of The NASDAQ National Market on such date. The option has a term of 10 years, and vests as to 25% of the options granted on September 1, 2006, with the remaining 75% vesting ratably in substantially equal monthly installments over a three-year period beginning October 1, 2006. A copy of Mr. Wood’s non-qualified stock option agreement is filed with this report as Exhibit 10.4 and is incorporated herein by reference.

The Company and Robert J. Merullo, the senior vice president of restaurant operations, have entered into a non-qualified stock option agreement. Effective September 1, 2005, the Company awarded Mr. Merullo an option to purchase 10,000 shares of the Company’s common stock at a strike price of $46.22 per share, which was the price of the Company’s common stock as of the close of The NASDAQ National Market on such date. The option has a term of 10 years, and vests as to 25% of the options granted on September 1, 2006, with the remaining 75% vesting ratably in substantially equal monthly installments over a three-year period beginning October 1, 2006. A copy of Mr. Merullo’s non-qualified stock option agreement is filed with this report as Exhibit 10.5 and is incorporated herein by reference.

In connection with their appointment as directors of the Company as described below in Item 5.02 of this Form 8-K, the Company awarded to each of Mr. Richard J. Howell and Mr. Taylor Simonton an option to purchase 5,000 shares of the Company’s common stock at a strike price of $47.80 per share, which was the price of the Company’s common stock as of the close of The NASDAQ National Market on September 6, 2005 (the date of the grant) Each option has a term of 10 years, and vests as to 1/24th of the total number of shares of common stock subject to the option on October 6, 2005. The remaining number of shares of common stock subject to each option shall become vested in 23 substantially equal monthly installments beginning on November 6, 2005.

5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective September 6, 2005, the Company’s board of directors appointed Richard J. Howell and Taylor Simonton to the board of directors of the Company to fill newly created directorships. A copy of a press release issued September 8, 2005 by the Company announcing these appointments is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Mr. Howell, 63, has also been appointed to the audit committee and the nominating and governance committee of the Company’s board of directors. Mr. Howell was an audit partner with Arthur Andersen LLP for over 25 years before retiring in 2002. During 2004 and 2005, Mr. Howell has been an adjunct professor of auditing at The Cox School of Business at Southern Methodist University, and he served in a similar capacity during 2002 and 2003 at The Neely School of Business, at Texas Christian University. Mr. Howell is a trustee of the LKCM Funds, a group of mutual funds managed by Luther King Capital Management.

Mr. Howell does not have a direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. There was no arrangement or understanding between Mr. Howell and any other person pursuant to which Mr. Howell was elected to the Board of Directors.

Mr. Simonton, 62, has also been appointed to the audit committee of the Company’s board of directors. Mr. Simonton spent his entire career at PricewaterhouseCoopers LLP, including 23 years as an audit partner in the firm’s Accounting and Business Advisory Services practice before retiring in 2001. From 2002 through 2004, Mr. Simonton served as the director and treasurer of the Cancer League of Colorado. Mr. Simonton has served since 2001 on the board of directors of Fischer Imaging Corporation, a public company that designs, manufactures and markets specialty medical imaging systems using digital technology, and currently serves as its audit committee chairman.

Mr. Simonton does not have a direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. There was no arrangement or understanding between Mr. Simonton and any other person pursuant to which Mr. Simonton was elected to the Board of Directors.

9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

10.1	Dennis B. Mullen, Employment Agreement, dated September 7, 2005.

10.2	Eric C. Houseman option agreement, dated September 1, 2005.

10.3	Todd A. Brighton option agreement, dated September 1, 2005.

10.4	Michael E. Woods option agreement, dated September 1, 2005.

10.5	Robert J. Merullo option agreement, dated September 1, 2005.

99.1	Red Robin Gourmet Burgers, Inc., Press Release, dated September 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC., a Delaware corporation

By: /s/ John W. Grant
Date: September 8, 2005	Vice President and General Counsel